                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             TechTeam Global, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                               (TECHTEAM(R) LOGO)

                              TECHTEAM GLOBAL, INC.
                             27335 West 11 Mile Road
                           Southfield, Michigan 48034
                                 (248) 357-2866

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE   Wednesday, June 14, 2006, at 10:00 a.m. Eastern Daylight Time.

PLACE           The Townsend Hotel, 100 Townsend Street, Birmingham, MI.

ITEMS OF        1)   To elect eight (8) directors to the Board of Directors of
BUSINESS             TechTeam Global, Inc.;

                2)   To ratify the appointment of Ernst & Young LLP as
                     TechTeam's independent registered public accounting firm for the year ending December 31, 2006; and

                3) To consider such other business as may properly come before the Annual Meeting.

ADJOURNMENTS    Any action on the items of business described above may be
AND             considered at the Annual Meeting at the time and on the date
POSTPONEMENT    specified above or at any time and date to which the Annual
                Meeting may be properly adjourned or postponed.

RECORD DATE     You are entitled to vote only if you were a TechTeam stockholder as of the close of business on May 15, 2006.

MEETING         You are entitled to attend the Annual Meeting only if you were
OF ADMISSION    a TechTeam stockholder as May 15, 2006 or hold a valid proxy for the Annual Meeting.

VOTING          YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE
                ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE. YOU MAY SUBMIT
                YOUR PROXY OR VOTING INSTRUCTIONS BY COMPLETING THE PROXY CARD
                AND RETURNING IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED OR, IN
                MANY CASES, BY USING THE TELEPHONE OR THE INTERNET. FOR SPECIFIC
                INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE
                SECTION ENTITLED QUESTIONS AND ANSWERS BEGINNING ON PAGE 3 OF
                THIS PROXY AND THE INSTRUCTIONS ON THE PROXY CARD.

                                        By order of the Board of Directors,


                                        /s/ Michael A. Sosin
                                        ----------------------------------------
May 12, 2006                            Michael A. Sosin
                                        Vice President, Secretary
                                        and General Counsel

    THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, THE ACCOMPANYING FORM OF
      PROXY, AND TECHTEAM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, ARE FIRST BEING MAILED ON OR ABOUT MAY 22, 2006 TO
              STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                 PROXY STATEMENT
                                TABLE OF CONTENTS

Questions and Answers .....................................................    3
Corporate Governance.......................................................    6
   Codes of Ethics.........................................................    6
   Board Independence .....................................................    6
   Procedures for Contacting Directors.....................................    6
Proposal One--ELECTION OF DIRECTORS .......................................    7
Board Matters..............................................................    9
   Committee Composition and Meeting Attendance............................    9
   Audit Committee.........................................................    9
      Independence / Financial Expertise...................................    9
   Compensation Committee..................................................   10
   Governance and Nominating Committee.....................................   10
      Consideration of Director Nominees...................................   10
   Strategy and Investment Committee.......................................   11
   Executive Sessions......................................................   11
   Director Attendance at Annual Meeting...................................   11
   Director Compensation...................................................   11
Proposal Two--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS .........   12
Information about our Independent Auditors.................................   12
   Fees of Ernst & Young LLP for 2005......................................   12
   Pre-approval Policies and Procedures....................................   12
Stock Ownership by Principal Stockholders, Directors and Management........   13
   Section 16(a) Beneficial Ownership Reporting Compliance.................   14
Executive Compensation and Management Information..........................   14
   Information Regarding Executive Management..............................   14
   Summary Compensation Table..............................................   15
   Option Grants and Exercises.............................................   17
      Stock Option Grants in Fiscal 2005 ..................................   17
      Aggregated Option Exercises in 2005 and Year-End Value Table.........   18
   Employment Contracts and Change of Control Agreements...................   18
Report of the Compensation Committee on Executive Compensation.............   19
Report of the Audit Committee..............................................   20
Compensation Committee Interlocks and Insider Participation................   21
Certain Relationships, Related Transactions and Litigation.................   21
Performance Graph..........................................................   22
Stockholder Proposals for 2007 Annual Meeting..............................   23
Other Matters..............................................................   23

                              TECHTEAM GLOBAL, INC.
                             27335 W. 11 MILE ROAD,
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 357-2866

                                 PROXY STATEMENT

     The Board of Directors of TechTeam Global, Inc. ("TechTeam" or the "Company") is soliciting proxies for the 2006 Annual Meeting of Stockholders (the "Annual Meeting"). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

     The Board of Directors of TechTeam has set May 15, 2006 as the record date for the Annual Meeting. Stockholders of record who owned TechTeam's common stock at the close of business on that date are entitled to vote at and attend the Annual Meeting, with each share entitled to one vote. There were approximately 10,123,000 shares of TechTeam's common stock outstanding on the record date.

                              QUESTIONS AND ANSWERS

Q:   WHEN AND WHERE IS THE ANNUAL MEETING?

A: TechTeam's 2006 Annual Meeting of Stockholders is being held on Wednesday, June 14, 2006, at 10:00 a.m. Eastern Daylight Time at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan. Please visit www.techteam.com for a map providing directions to the Annual Meeting.

Q:   DO I NEED A TICKET TO ATTEND THE ANNUAL MEETING?

A: No, you will not need a ticket to attend the Annual Meeting. However, we ask that you bring evidence that you are a stockholder of record, such as your most recent account statement prior to May 15, 2006.

Q:   WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving a proxy statement and proxy card from us because you owned shares of common stock of TechTeam, Inc. on the record date. This proxy statement describes proposals on which we would like you, as a stockholder, to vote. It also provides you information regarding these proposals so that you can make an informed decision. The proxy card is used for voting.

Q:   WHAT AM I VOTING ON?

A:   You are being asked to vote on:

     -    The election of eight nominees to serve on our Board of Directors; and

     - The ratification of the appointment of Ernst & Young LLP to serve as TechTeam's independent registered public accounting firm for the year ending December 31, 2006.

Q:   WHAT IS THE EFFECT OF SIGNING AND RETURNING MY PROXY CARD?

A: When you sign and return the proxy card, you appoint William C. Brown and Marc J. Lichtman as your representatives at the Annual Meeting. Mr. Brown and Mr. Lichtman will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance of the Annual Meeting just in case your plans change. You can vote in person at the Annual Meeting, even if you have already sent in your proxy card.

     If you sign and return but do not indicate on the proxy card how you want your votes cast, Mr. Brown and Mr. Lichtman will vote your shares FOR the election of all nominees for director, and FOR the ratification of Ernst & Young LLP as TechTeam's independent accountants for the 2006 fiscal year.

     If you sign and return the proxy card, and a matter properly comes up for a vote at the Annual Meeting that is not described in this proxy statement, Mr. Brown and Mr. Lichtman will vote your shares in their discretion.

Q:   HOW DO I VOTE?

A: In some cases there are four ways that you may vote, as explained in the detailed instructions on your proxy card. In summary, you may:

     -    Mail in your completed, signed and dated proxy card.

     - If set forth on your proxy card, you may place your vote via the Internet.

     -    If set forth on your proxy card, you may place your vote by telephone.

     -    Vote in person by attending our Annual Meeting.

     We will pass out written ballots to any stockholder wanting to vote in person at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

     If you vote by Internet or telephone, you do not need to mail in your proxy card. The Internet and telephone voting procedures have been designed to verify stockholders' identities and allow stockholders to confirm that their voting instructions have been properly recorded.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers or other nominees. Please complete and provide voting instructions for all proxy cards and voting instruction cards that you receive.

Q:   WHAT IF I CHANGE MY MIND AFTER I HAVE VOTED?

A: You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the Annual Meeting by:

     - Voting again via the Internet or by telephone (only your latest vote will be counted);

     - Completing, signing and returning another proxy card that is dated after the date of your earlier proxy card (again, only your latest vote will be counted);

     - Sending written notice to our Corporate Secretary at our principal executive offices in Southfield, Michigan, which notice must be received prior to the date of the Annual Meeting, stating that you would like to revoke your proxy; or

     -    Voting in person at the Annual Meeting.

     If you do not properly revoke your proxy, properly executed proxies will be voted as you specified in your earlier proxy or by the representatives as explained in the proxy statement.

Q:   WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: They could be. If your shares are held in street name and you do not instruct your nominee how to vote your shares, your nominee may either use its discretion to vote your shares on "routine matters" (such as the election of directors) or leave your shares unvoted. For "non-routine matters," your nominee would not be able to vote on such matters.

     We encourage you to provide instructions to your nominee by completing the instruction card or proxy that it sends to you. This will ensure that the nominee votes your shares at the Annual Meeting as you direct.

Q:   WHAT IS A "BROKER NON-VOTE"?

A: Under the rules that govern brokers who have record ownership of shares that they hold in "street name" for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on "routine matters," such as director elections, but not on non-routine matters, such approving stock option plans.

Q:   HOW ARE BROKER NON-VOTES COUNTED?

A: Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal. A broker non-vote will not affect the outcome of any proposal in this proxy statement.

Q:   HOW MANY SHARES CAN BE VOTED AT THE ANNUAL MEETING?

A: As of the record date, approximately 10,123,000 shares of common stock were outstanding. Each outstanding share of common stock entitles the record holder to one vote on all matters covered in this proxy statement.

Q:   HOW DO I VOTE IF I HOLD COMMON STOCK IN MY TECHTEAM 401(K)?

A: If you are a TechTeam employee who is a stockholder through TechTeam's Retirement Savings Plan (the "Plan"), you will receive a form proxy with respect to all of your shares so registered. You have the right to direct the Trustee of the Plan how to vote the shares allocated to your account.

Q:   WHAT IS A "QUORUM"?

A: A "quorum" is the number of shares of common stock that must be present, in person or by proxy, in order for business to be transacted at the Annual Meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding and entitled to vote at the Annual Meeting. There must be a quorum present for the Annual Meeting to be held. All stockholders present in person or represented by completed and signed proxy cards, Internet votes, and telephone votes, whether representing a vote for, against, withheld, or abstained or a broker non-vote, will be counted toward the quorum.

Q:   WHAT IS THE REQUIRED VOTE FOR A PROPOSAL TO PASS?

A: With regard to the proposal for the election of directors, the required vote is a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. There is no cumulative voting for the election of directors. With regard to each other proposal, the required vote is the affirmative vote of a majority of shares that are (i) present in person or represented by proxy at the Annual Meeting and (ii) entitled to vote on each such proposal.

Q:   HOW ARE ABSTENTIONS AND WITHHOLD VOTES COUNTED?

A: Abstentions and withhold votes are counted for the purposes of determining both (i) the presence of a quorum and (ii) the total number of shares entitled to vote with respect to a proposal. Withheld votes will have no effect on the outcome of the election of directors. Abstentions will have the same effect as a vote "AGAINST" all other proposals being presented at this Annual Meeting.

Q:   WHO IS SOLICITING MY VOTE?

A: This proxy solicitation is being made by the Board of Directors of TechTeam and will be paid for by the Company. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, or fax, in person or otherwise. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock. We will reimburse such persons and TechTeam's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

Q:   HOW MAY I OBTAIN A COPY OF TECHTEAM'S 2005 ANNUAL REPORT ON FORM 10-K?

A: Stockholders may request another free copy by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 W. 11 Mile Road, Southfield, Michigan, 48034; or by calling 1-248-357-2866; or by visiting our website at http://ir.techteam.com/phoenix.zhtml?c=91039&p=irol-sec. We will also provide copies of any exhibit to the 2005 Annual Report on Form 10-K, at no expense, if specifically requested.

                              CORPORATE GOVERNANCE

     TechTeam is committed to sound corporate governance principles, which are essential to running TechTeam's business efficiently and to maintaining TechTeam's integrity in the marketplace. TechTeam's Corporate Governance Guidelines set forth the duties and responsibilities of the Board and addresses corporate governance matters. A written charter has been developed and approved by the Board for each of the four Board Committees. The guidelines and charters are reviewed annually and modified as appropriate. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Governance and Nominating Committee Charter, and Strategy and Investment Committee Charter are available at http://ir.techteam.com/phoenix.zhtml?c=91039&p=irol-govboard.

     CODE OF ETHICS

     The Company has adopted a code of ethics that applies to all of its directors, officers (including its chief executive officer, chief operating officer, chief financial officer, chief accounting officer and any other person performing similar functions), and employees. The Code of Business Conduct is also available on our website at http://ir.techteam.com/phoenix.zhtml?c=91039&p=irol-govboard.

     BOARD INDEPENDENCE

     The Board has determined that each of the nominees standing for election, except William C. Brown, the Company's President and Chief Executive Officer, have no material relationship with TechTeam (either directly or as a partner, shareholder, or officer of an organization that has a relationship with TechTeam) and is independent within the meaning of the NASDAQ Stock Market, Inc. ("NASDAQ") director independence standards as of the date of this proxy statement. Furthermore, the Board has determined that no member of the Audit Committee, Compensation Committee, or Governance and Nominating Committee have a material relationship with TechTeam (either directly or as a partner, shareholder, or officer of an organization that has a relationship with TechTeam) and they are "independent" within the meaning of the NASDAQ standards.

     PROCEDURES FOR CONTACTING DIRECTORS

     The Board has established a process for Stockholders to send communications to the Board. Stockholders may communicate generally with the Board or with a specific director at any time by writing to TechTeam's Secretary at 27335 W. 11 Mile Road, Southfield, Michigan, 48034. The Secretary will review all messages received and forward any message that reasonably appears to be a communication from a Stockholder about a matter of stockholder interest that is intended for communication to the Board or a specific director. Communications can also be forwarded by email to bod@techteam.com. The Secretary monitors this email address.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Stockholders elect TechTeam's directors annually, as TechTeam does not have staggered board terms. Each director will serve until the 2007 Annual Meeting of Stockholders or until he or she is succeeded by another qualified director who has been duly elected. As of the date of this proxy statement, there are eight members of the TechTeam Board of Directors.

     On February 23, 2006, the Company was notified by Costa Brava Partnership III, L.P. ("Costa Brava") of its intent to nominate seven directors to replace the Company's current Board of Directors. On February 27, 2006, TechTeam announced its intention to contest the slate of nominees proposed by Costa Brava (the contest between the two slates of nominees being referred to herein as the "Proxy Contest"). On May 3, 2006, the Company entered into a Settlement Agreement with Costa Brava ending the Proxy Contest (the "Settlement Agreement"). Under the terms of the Settlement Agreement, Costa Brava agreed to withdraw its slate of nominees, and the Company agreed to nominate the following individuals to stand for election at the Company's Annual Meeting: William C. Brown, the Company's President and Chief Executive Officer, Kent Heyman, John P. Jumper, James A. Lynch, Alok Mohan, James G. Roche, Andrew R. Siegel, and Richard R. Widgren. Messrs. Heyman, Lynch, Mohan, and Siegel were recommended by Costa Brava. See Certain Relationships, Related Transactions and Litigation on page 21 of this proxy statement for more information on the settlement.

     If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Accordingly, common stockholders will be electing eight (8) directors. Proxies may not be voted for a greater number of persons than the number of nominees (eight) named in this proxy statement.

     The following is a description of the background of the persons nominated for election as directors of TechTeam.

     WILLIAM C. BROWN, 54, has been a director since April 2006. Mr. Brown has been President and Chief Executive Officer of TechTeam since February 16, 2006. Previously, Mr. Brown was a vice president in the Americas Group BTO organization at IBM since March of 2004. During this period, Mr. Brown served in the positions of Vice President of Sales for the Americas and Vice President of the Americas Public Sector. From April 2001 until mid-2003, Mr. Brown was President, Chief Executive Officer, and a member of the Board of Directors at Aztec Software, Inc., a small publicly traded Indian company. In the late 1990's, until he left IBM to join Aztec, Mr. Brown was Vice President of the Worldwide Application Management Services business, one of four major outsourcing segments in IBM Global Services.

     KENT HEYMAN, 50, is a nominee standing for election at this meeting. Mr. Heyman has been the Chairman of the Board and Chief Executive Officer of Powerhouse Technologies Group, Inc. (OTC: "PWHT"), a publicly traded provider of mobile computing software, since September 2005 and January 2006 respectively. Mr. Heyman was the Chief Executive Officer of ServiceWare Technologies, Inc., a provider of customer relationship management software applications that is now known as Knova Software, Inc. (OTC: "KNVS"), from September 2001 to February 2005, and now serves as the company's non-executive Chairman. Prior to joining ServiceWare, Mr. Heyman was a founding officer and General Counsel to MPower Communications, Inc., a competitive telecommunications provider.

     GENERAL JOHN P. JUMPER (USAF RET.), 61, is a nominee standing for election at this meeting. General Jumper retired from the United States Air Force effective November 1, 2005. From September 2001 through November 1, 2005, General Jumper was Chief of Staff of the United States Air Force, serving as the senior uniformed Air Force officer responsible for the organization, training, and equipping of more than 700,000 active-duty, Guard, Reserve, and civilian forces serving in the United States and overseas. As a member of the Joint Chiefs of Staff, General Jumper functioned as a military adviser to the Secretary of Defense, National Security Council, and the President. Between February 2000 and September 2001, General Jumper was the Commander of Headquarters Air Combat Control. General Jumper serves on the Board of Directors of Goodrich Corporation (NYSE: "GR"), and the Board of Directors of Rolls Royce North America.

     JAMES A. LYNCH, 55, is a nominee standing for election at this meeting. Since 1998, Mr. Lynch has been Managing Director of Draper Atlantic, an early stage information technology venture capital firm. Mr. Lynch is a director of AppForge, a leader in enterprise multi-platform mobile and wireless application development solutions; a director of Induslogic, a leader in the market for outsourced software product engineering services; and a director of Group Logic, a developer of network workflow software products.

     ALOK MOHAN, 57, is a nominee standing for election at this meeting. Mr. Mohan served as Chief Executive Officer of Santa Cruz Operations, Inc. ("SCO") from July 1995 until April 1998, when he was appointed that company's Chairman of the Board. He served as Chairman of SCO until May 2001 when a portion of SCO's assets were sold to Caldera International, Inc. He continued as Chairman of the Board of Directors of the remaining business, renamed Tarantella, Inc., until it was sold to Sun Microsystems, Inc. in 2005. From May 1994 to July 1995, Mr. Mohan served as Senior Vice President, Operations and Chief Financial Officer of SCO. Prior to joining SCO, Mr. Mohan was employed with NCR Corporation ("NCR"), where he served as Vice President of Strategic Planning and Controller and Vice President and General Manager of the Workstation Products Division at NCR. Mr. Mohan is also the non-executive Chairman of the Board of Directors of Rainmaker, Inc. (NASDAQ: "RMKR"), and he serves on the Board of Directors of Stampede Technologies, Inc. and CrystalGraphics, Inc.

     JAMES G. ROCHE, DBA, 66, is a nominee standing for election at this meeting. Dr. Roche served as the 20th Secretary of the United States Air Force from June 2001 through January 2005. For the three years prior to his Air Force service, he was Corporate Vice President and President of the Electronic Sensors and Systems Sector of Northrop Grumman Corporation. Secretary Roche held various other positions with Northrop Grumman, which included Corporate Vice President and Chief Advanced Development, Planning, and Public Affairs Officer responsible for the company's strategy development and mergers and acquisition strategy. Dr. Roche is a retired Captain in the United States Navy with 23 years of service. He is currently a director of the Orbital Sciences Corporation (NYSE: "ORB").

     ANDREW R. SIEGEL, 37, is a nominee standing for election at this meeting. Since March 2005, Mr. Siegel has been a Senior Vice President at Roark, Rearden & Hamot Capital Management LLC, an investment management firm that is the general partner of Costa Brava Partnership III, L.P. Since October 2004, Mr. Siegel has been the founding Managing Member of White Bay Capital Management, an investment management firm. From July 2003 to February 2004, Mr. Siegel was a Member of Debt Traders, Ltd., a capital management firm. He was a Financial Adviser to Professional Television Network, a broadcasting company, from October 2002 to March 2003. In 2001 and 2002, he was an investment banker with Deutsche Bank.

     RICHARD R. WIDGREN, 62, has been a director since May 2005. Mr. Widgren is currently Vice President -- Finance, Treasurer, and Chief Financial Officer of Urban Science, Inc., a retail sales channel consulting company, where he began employment in August 2001. From April 2001 through August 2001, he was Chief Financial Officer of Presidion, Inc. Previously, Mr. Widgren served as Vice President -- Finance and Corporate Controller of Kelly Services, Inc. Mr. Widgren is a member of the Detroit Medical Center Board of Director, where he serves as the chairman of the Audit Committee.

     REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

     If a quorum is present, the eight nominees receiving the highest number of votes will be elected to serve as a director until the 2007 Annual Meeting of Stockholders or until he is succeeded by another qualified director who has been elected. Abstentions and broker no-votes will each be counted as present for the purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                                  BOARD MATTERS

     COMMITTEE COMPOSITION AND MEETING ATTENDANCE

     The Board held seven meetings in 2005. The Board has four committees: (1) Audit, (2) Compensation, (3) Governance and Nominating, and (4) Strategy and Investment. The membership during the last fiscal year and the function of each of the committees are set forth below. Each director attended at least 75% of all Board and applicable Committee meetings.

                                                     GOVERNANCE AND   STRATEGY AND
     NAME OF DIRECTOR         AUDIT   COMPENSATION     NOMINATING      INVESTMENT
     ----------------        ------   ------------   --------------   ------------
Kim A. Cooper                                            Member           Chair
William F. Coyro, Jr.                                                    Member
G. Ted Derwa                              Chair          Member
Wallace D. Riley             Member      Member
Gregory C. Smith             Chair       Member
Richard D. Somerlott           *                         Chair
Richard R. Widgren **        Member                                      Member
NUMBER OF MEETINGS IN 2005     9            9              4                4

*    Former Committee member prior to the Company's 2005 Annual Meeting

**   Elected to the Board of Directors on May 25, 2005

     AUDIT COMMITTEE

     The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of TechTeam's financial statements, the independent auditors' qualifications and independence, and risk assessment and risk management. Among other things, the Audit Committee prepares the Report of the Audit Committee for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee's performance; appoints, evaluates, and determines the compensation of TechTeam's independent auditors; reviews and approves the scope of the annual audit, the audit fee, and the financial statements; reviews TechTeam's disclosure controls and procedures, internal controls, and corporate policies with respect to financial information; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on TechTeam's financial statements. The Audit Committee works closely with management as well as TechTeam's independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from TechTeam for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The report of the Audit Committee is included herein on page 20.

     Independence/Financial Expertise. All members of the Audit Committee are independent directors according to standards adopted by NASDAQ, as they are non-affiliated and receive no compensation from the Company, except in their capacity as directors. The Board has determined Richard R. Widgren qualifies as an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

     COMPENSATION COMMITTEE

     The Compensation Committee discharges the Board's responsibilities relating to compensation of TechTeam's executives and directors; produces an annual report on executive compensation for inclusion in TechTeam's proxy statement; conducts an evaluation of the Chief Executive Officer; provides general oversight of TechTeam's compensation structure, including TechTeam's equity compensation plans; and retains and approves the terms of the retention of any compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include the following: reviewing the leadership development process; determining the compensation of executive officers; approving employment agreements for executive officers; approving and amending TechTeam's incentive compensation and stock option programs (subject to stockholder approval if required); recommending director compensation to the Board; and annually evaluating its performance and its charter.

     The report of the Compensation Committee is included herein beginning on page 19.

     GOVERNANCE AND NOMINATING COMMITTEE

     The Governance and Nominating Committee identifies and nominates individuals qualified to become Board members, consistent with criteria approved by the Board, and identifies best practices and recommends corporate governance principles. Other specific duties and responsibilities of the Governance and Nominating Committee include the following: annually assessing the size and composition of the Board; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; and overseeing the annual evaluation of the Board.

     Consideration of Director Nominees. The Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, professional search firms, stockholders, or other persons. These candidates are evaluated at meetings of the Governance and Nominating Committee, and may be considered at any point during the year.

     The Board believes that all of its directors should have the highest personal integrity and have a demonstrated record of ability and judgment. There are no firm minimum qualifications or skills that a candidate must possess. Consistent with the Company's Corporate Governance Guidelines, the Committee evaluates director candidates on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience in developing and analyzing business strategies, financial literacy, and for incumbent directors, past performance.

     Any Stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee's name and qualifications for Board membership, all information relating to each person whom the Stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the Securities and Exchange Commission ("SEC"), and written consent of the person proposed to be nominated to be named in the proxy statement as a nominee and to serving as a director if elected. Nominations should be addressed to:

     Corporate Secretary
     TechTeam Global, Inc.
     27335 W. 11 Mile Road
     Southfield, MI 48034

The Governance and Nominating Committee will evaluate a Stockholder nominee for director in the same manner as any other proposed nominee.

     STRATEGY AND INVESTMENT COMMITTEE

     The purpose of the Strategy and Investment Committee is to work with management to review, assess, and recommend to the Board as a whole, the long-term business goals and strategies of the Company, and to oversee the investment objectives and performance of the Company's investment activities.

     EXECUTIVE SESSIONS

     Executive sessions of non-management directors are scheduled at the end of each regular meeting of the Board of Directors. The sessions are scheduled and chaired by the non-employee Chairman of the Board.

     DIRECTOR ATTENDANCE AT ANNUAL MEETING

     The Company does not expect its directors or nominees to attend the Annual Meeting.

     DIRECTOR COMPENSATION

     The following table provides information on TechTeam's compensation and reimbursement practices from June 1, 2005 through the end of fiscal 2005 for non-employee directors.

Monthly retainer                                                          $3,000
Additional monthly retainer for service as Chairman of the Board          $6,000
Additional monthly retainer for the Chair of the Audit Committee
   and the Chair of the Compensation Committee                            $2,000
Fee for each committee meeting attended                                   $1,000
Additional fee for each committee meeting chaired                         $1,000
Stock awards                                                       100 shares per Board
                                                                     meeting attended
Annual stock option award on last business day of February                10,000
Reimbursement for expenses attendant to Board membership                    Yes

     Prior to June 1, 2005, the monthly retainer per director was $1,500 and fees related to committees were $600 per committee meeting and an additional $600 per committee meeting chaired. The stock awards and stock option awards were granted under the Company's 1996 Non-Employee Director Stock Plan, which expired on December 31, 2005. Accordingly, effective January 1, 2006, the Directors no longer receive common stock as payment for attendance at meetings or an annual option grant under this plan. Stock options have an exercise price equal to the fair market value of a share of common stock on the date of the grant as determined by the closing price of the stock on the last business day in February. William F. Coyro, Jr., the Company's President and Chief Executive Officer during 2005, did not receive any compensation for his service as a director. Mr. Brown receives no additional compensation for his service as a director.

     Pursuant to the Settlement Agreement with Costa Brava, Alok Mohan will be the Chairman of the Board from June 14, 2006 through the first meeting of the Board of Directors after January 1, 2007, when the directors will again elect a chairman. Further, effective June 14, 2006, the Chairman's compensation will be $6,250 per month.

         PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has selected Ernst & Young LLP ("Ernst & Young") to serve as TechTeam's independent registered public accounting firm for the fiscal year ending December 31, 2006. The Stockholders are asked to ratify the selection at the Annual Meeting.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                   INFORMATION ABOUT OUR INDEPENDENT AUDITORS

     Ernst & Young, or its predecessors, have audited our consolidated financial statements since TechTeam became a public company in 1987. As our independent auditors, Ernst & Young will audit our consolidated financial statements for fiscal 2006 and perform audit-related services in connection with various accounting and financial reporting matters. Ernst & Young also performs certain non-audit services for TechTeam that are permitted under the Sarbanes-Oxley Act of 2002 and related rules of the SEC. The Audit Committee has determined that the provision of audit-related and permitted non-audit services by Ernst & Young is compatible with maintaining Ernst & Young's independence pursuant to the auditor independence rules of the SEC.

     FEES OF ERNST & YOUNG LLP FOR 2005

     The aggregate fees for professional services by Ernst & Young in 2005 and 2004 were as follows:

     TYPE OF FEES        2005    2004
     ------------       ------   ----
                            ($ in
                          thousands)
Audit Fees ..........   $1,042   $402
Audit-Related Fees ..       22     49
Tax Fees ............      154    111
                        ------   ----
Total ...............   $1,218   $562
                        ======   ====

     In the above table, in accordance with SEC definitions and rules, "audit fees" are fees for professional services for the audit of the Company's consolidated financial statements included in Form 10-K and the related assessment of the Company's internal controls over financial reporting and disclosure and management's assessment, and review of financial statements included in Form 10-Qs, or for services that are normally provided by the independent auditor in connection with statutory and regulatory filings; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements such as audits of employee benefit plans, accounting consultation, and pre-acquisition financial due diligence; and "tax fees" are fees for tax compliance and tax planning and consulting, including expatriate tax services.

     PRE-APPROVAL POLICIES AND PROCEDURES

     All audit and non-audit services to be performed by TechTeam's independent auditor were approved in advance by the Audit Committee. All audit and non-audit services provided in 2005 were pre-approved. As permitted by the SEC's rules, the Audit Committee adopted a policy that provides for pre-approval by the Audit Committee of specifically defined audit, non-audit and tax-related services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

     REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

     The affirmative vote of a majority of votes cast at the meeting, at which a quorum is present, is required to approve this proposal. Abstentions and broker no-votes will each be counted as present for the purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS TECHTEAM'S INDEPENDENT REGISTERED PUBLIC
          ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006

       STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

     The following table shows, as of May 11, 2006, how many shares of our common stock are beneficially owed by (i) any person who has reported or is known by TechTeam to be the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, and (iii) named executive officers included in the Summary Compensation Table included in this proxy statement. The information for Kern Capital Management, L.L.C., Dimensional Fund Advisors, Inc., Janus Capital Management, L.L.C., and Diker GP, L.L.C. is based upon their Schedule 13G filings in February 2006. The information for Ramius Capital Group, L.L.C. is based upon its Schedule 13G filing of April 10, 2006. The information for Costa Brava Partnership III, L.P. is based upon their
Schedule 13D/A filed on May 11, 2006. There were approximately 10,123,000 shares of TechTeam's common stock outstanding on May 10, 2006.

                                   NUMBER OF SHARES                         PERCENTAGE OF
                                     BENEFICIALLY     ACQUIRABLE WITHIN      OUTSTANDING
NAME                                   OWNED (1)           60 DAYS        COMMON STOCK (1)
----                               ----------------   -----------------   ----------------
Ramius Capital Group, L.L.C.            992,887                 --              9.8%
666 Third Avenue, 26th Floor
New York, New York 10017

Kern Capital Management, L.L.C.         920,700                 --              9.1
114 West 47th Street, Suite 1926
New York, NY 10036

Costa Brava Partnership III L.P.        912,545                 --              9.0
68 Harvard Street, 3rd Floor,
Brookline, MA 02445.

Dimensional Fund Advisors, Inc.         732,734                 --              7.3
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Janus Capital Management, L.L.C.        644,992                 --              6.4
151 Detroit Street
Denver, CO 80206

Diker GP, L.L.C.                        583,408                 --              5.8
745 Fifth Avenue, Suite 1409
New York, NY 10151

William C. Brown                         25,000             50,000                 **
Kim A. Cooper                            20,825             90,000              1.1
William F. Coyro, Jr.                   107,496             40,000              1.5
G. Ted Derwa                              4,900             30,000                 **
Larry W. Granger                         23,050             45,000                 **
Robert W. Gumber                         25,569             22,000                 **
James M. Hoen                            14,204             37,500                 **
Kent Heyman                                  --                 --               --
John P. Jumper                               --                 --               --
James A. Lynch                            5,000                 --                 **

                                   NUMBER OF SHARES                         PERCENTAGE OF
                                     BENEFICIALLY     ACQUIRABLE WITHIN      OUTSTANDING
NAME                                   OWNED (1)           60 DAYS        COMMON STOCK (1)
----                               ----------------   -----------------   ----------------
Alok Mohan                                 --                   --              --
Christoph A. Neut                       9,255               39,000                **
Wallace D. Riley                      102,200               50,000             1.5
James G. Roche                             --                   --              --
Andrew R. Siegel                             (2)                --              --
Gregory C. Smith                       36,600               40,000                **
Richard G. Somerlott                   43,019              100,000             1.4
Richard R. Widgren                      1,350                   --                **
Current directors, nominees, and
   named executive officers as a
   group (18 persons)                                                          9.1%

**   Less than 1%.

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. For the purpose of computing the percentage of the outstanding shares owned by a stockholder, shares subject to acquisition by such individual within 60 days are deemed to be outstanding securities of the class owned by that individual but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2) Mr. Siegel is a Senior Vice President at Roark, Rearden & Hamot Capital Management LLC, an investment management firm that is the general partner of Costa Brava Partnership III, L.P.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of the filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, during fiscal 2005, except one Form 4 was filed late by each Larry W. Granger, Robert W. Gumber, Heidi K. Hagle, James M. Hoen, Marc J. Lichtman, David W. Morgan, Jeffery J. Ruffini, and Michael A. Sosin on January 3, 2006, to report stock options granted on December 13, 2005.

          EXECUTIVE MANAGEMENT COMPENSATION AND MANAGEMENT INFORMATION

     INFORMATION REGARDING EXECUTIVE MANAGEMENT

     All executive officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or executive officers of TechTeam. The following is a description of the background of TechTeam's Executive Officers other than William C. Brown.

     LARRY W. GRANGER, 60, Chief Operating Officer. Mr. Granger joined TechTeam in December 2002 as Vice President of Professional Services. He was appointed Chief Operating Officer in October 2003. For the prior three years, Mr. Granger was the President and Chief Executive Officer of Perodon, L.L.C., an IT outsourcing company. From August 1998 through December 1999, he was the Chief Information Officer of Visteon Corporation.

     ROBERT W. GUMBER, 57, Vice President of Operations EMEA. Mr. Gumber joined TechTeam in September 2003. For the year and a half prior, Mr. Gumber owned and operated RWG and Associates, L.L.C., a company providing supply chain consulting services. From April 2001 to October 2001, he was Director, Material Planning and Logistics for Visteon Corporation. He was Supply Director for the Interior/Exterior Systems Division of Visteon from the middle of 1999 through April 2001.

     HEIDI K. HAGLE, 36, Vice President of Human Resources. Ms. Hagle has been with TechTeam since 1996, when she was a Senior Human Resource Generalist. She became Director of Human Resources in May 1999. In May 2002, Ms. Hagle was promoted to Vice President of Human Resources.

     JAMES M. HOEN, 38, Vice President of Sales and Marketing North America. Mr. Hoen started with TechTeam in 1997. During his employment, he has been an Account Development Manager, National Account Manager, Global Account Manager, and Director of Global Account Management. He was appointed Vice President of Sales in August 2001. In September 2003, he became Vice President of Sales and Marketing North America.

     DENNIS J. KELLY, 45, President of TechTeam Government Solutions, Inc. (formerly known as Digital Support Corporation). Mr. Kelly assumed his role with TechTeam in November 2005. From January of 2004 through November 2005, Mr. Kelly was the Senior Vice President of Corporate Communications for Anteon Corporation. In this role he was responsible for all external corporate relations including investor, government, public, and media relations. From October 2002 to December 2003, Mr. Kelly was the Senior Vice President for Business Development at Anteon, and from September 1999 to October 2002, he was the Group Vice President for Anteon's Information Technology Center.

     MARC J. LICHTMAN, 38, Vice President of Accounting Operations and Chief Accounting Officer. Mr. Lichtman joined TechTeam in December 2003 as Global Corporate Controller and was promoted to Vice President and Chief Accounting Officer in August 2004. From June 2002 through April 2003, he served as a principal with Ernst & Young LLP in their Assurance and Advisory Business Services Practice. From August 1989 through June 2002, Mr. Lichtman served in various positions with Arthur Andersen LLP in their Assurance and Business Advisory Practice, and was promoted to Partner in September 2001.

     CHRISTOPH A. NEUT, 39, Vice President Sales and Marketing EMEA. Mr. Neut has been with TechTeam's Belgian subsidiary, TechTeam Global NV/SA, since 1996, when he was responsible for business development in Europe. In 1998, he became General Manager for TechTeam Global NV/SA. In 2000, he became Director of Sales Europe. In August 2001, he became Vice President Europe. He was appointed to his current position in September 2003.

     JEFFERY J. RUFFINI, 45, Vice President of Operations North America. Mr. Ruffini has been with TechTeam since 1990. From 1997 through 1998, he was Vice President of Corporate Services. He became Vice President of Operations in 1998. He was appointed to his current position in September 2003.

     MICHAEL A. SOSIN, 46, Vice President, General Counsel and Secretary. Mr. Sosin joined TechTeam in July 1998 as General Counsel and Secretary. He was appointed a Vice President in May 2003.

     SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation awarded to, paid to or earned by TechTeam's Chief Executive Officer and each of the other four most highly compensated executive officers of TechTeam as of December 31, 2005, and their compensation for the 2005, 2004, and 2003 fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                              LONG-TERM COMPENSATION
                                                            --------------------------
                                  ANNUAL COMPENSATION       RESTRICTED     SECURITIES      ALL OTHER
         NAME AND             ---------------------------      STOCK       UNDERLYING    COMPENSATION
    PRINCIPAL POSITION        YEAR    SALARY    BONUS (3)   AWARDS (4)   OPTIONS # (5)        (6)
    ------------------        ----   --------   ---------   ----------   -------------   ------------
William F. Coyro, Jr. (1)     2005   $348,462    $ 73,292    $105,930            --         $26,289
President and Chief           2004    329,365     218,592     136,620        40,000          21,734
Executive Officer             2003    320,269      75,000          --        75,000          21,608

Larry W. Granger              2005   $234,231    $ 53,145    $ 60,188        10,000         $ 6,655
Chief Operating Officer       2004    225,000     132,480      56,250        25,000              --
                              2003    165,577          --          --        30,000              --

Robert W. Gumber              2005   $210,769    $ 47,586    $ 42,800        10,000         $95,031
Vice President of             2004    187,692     110,891      36,000        15,000          35,193
Operations                    2003     34,615          --          --        21,000           6,440
EMEA

James M. Hoen                 2005   $206,154    $ 43,738    $ 42,800        10,000         $ 7,266
Vice President of Sales and   2004    199,615     117,760      55,200        15,000             612
Marketing North America       2003    192,500      25,000          --        15,000           3,160

Christoph A. Neut (2)         2005   $205,356    $ 47,440    $ 43,513        10,000         $30,661
Vice President of Sales and   2004    224,220     113,033      57,780        15,000          16,136
Marketing EMEA                2003    203,120      24,600          --        15,000          13,146

(1) Dr. Coyro ceased being President and Chief Executive Officer of the Company on February 3, 2006. William C. Brown became President and Chief Executive Officer on February 16, 2006.

(2) Mr. Neut's 2005 compensation is reported in U.S. dollars based upon the prevailing exchange rate from euros to U.S. dollars on March 20, 2005 of $1.22 per euro. His 2004 compensation is reported in U.S. dollars based upon the prevailing exchange rate from euros to U.S. dollars on March 21, 2005 of $1.32 per euro. His 2003 compensation is reported in U.S. dollars based upon the prevailing exchange rate from euros to U.S. dollars on March 19, 2004 of $1.23 per euro.

(3) Amounts reported in this column for 2004 and 2005 are for bonuses earned for performance under the Company's Annual Incentive Plan during 2004 and 2005, but were not paid until 2005 and 2006, respectively.

(4) The named executive officers also earned a restricted stock award pursuant to the Company's Long-Term Incentive Plan during 2005. The restricted stock was awarded on March 15, 2006 based upon a stock price of $10.45. Dr. Coyro and Messrs. Granger, Gumber, Hoen, and Neut received 10,137, 5,760, 4,096, 4,096, and 4,378 shares of restricted stock, respectively. These shares of restricted stock vest five years after the date of grant, and dividends, if any, will be paid on these shares. At the end of 2005, Dr. Coyro and Messrs. Granger, Gumber, Hoen, and Neut owned restricted stock valued at $120,972, $68,732, $43,989, $48,873, and $51,165, respectively. Dr. Coyro was terminated as an employee of the Company on April 26, 2006, and accordingly, under the terms of the Long-Term Incentive Plan his shares of restricted stock have been forfeited.

(5) Consists of stock options granted under TechTeam's 2004 Incentive Stock and Awards Plan for 2004 and 2005 and TechTeam's 1990 Nonqualified Stock Option Plan for 2003.

(6) For the named executive officers, this column includes the following payments by TechTeam in the years indicated:

================================================================================

                               401 (K)    TERM LIFE     HEALTH    EXPATRIATE    BELGIAN
                               COMPANY    INSURANCE   INSURANCE    EXPENSES    BENEFITS
        NAME            YEAR    MATCH      PAYMENT     PREMIUMS       (A)         (B)      TOTAL
        ----            ----   -------    ---------   ---------   ----------   --------   -------
William F. Coyro, Jr.   2005   $ 5,404      $2,423     $18,462          n/a         n/a   $26,289
                        2004       173         860      20,701          n/a         n/a    21,734
                        2003     4,415         806      16,387          n/a         n/a    21,608

Larry W. Granger        2005   $ 4,221      $2,434         n/a          n/a         n/a   $ 6,655
                        2004       n/a         n/a         n/a          n/a         n/a       n/a
                        2003       n/a         n/a         n/a          n/a         n/a       n/a

Robert W. Gumber        2005   $ 4,216         n/a         n/a      $90,815         n/a   $95,031
                        2004       462         n/a         n/a       34,731         n/a    35,193
                        2003       -0-         n/a         n/a        6,440         n/a     6,440

James M. Hoen           2005   $ 4,217      $3,049         n/a          n/a         n/a   $ 7,266
                        2004       462         150         n/a          n/a         n/a       612
                        2003     3,045         115         n/a          n/a         n/a     3,160

Christoph A. Neut       2004   $ 7,703(C)      n/a     $   135          n/a     $22,823   $30,661
                        2004    11,694(C)      n/a         137          n/a       4,305    16,136
                        2003     9,024(C)      n/a         122          n/a       4,000    13,146

(a) Mr. Gumber is a citizen of the United States working in Belgium. As part of his employment arrangement, starting in November 2003, TechTeam pays for his automobile, housing, certain travel expenses, and, as of October 2005, a monthly expense stipend.

(b) Includes amounts paid for benefits particular to TechTeam's subsidiary in Belgium, TechTeam Global NV/SA, including luncheon vouchers, representation allowances, and payments for an automobile.

(c) Represents the amount paid by TechTeam Global, NV/SA toward a retirement plan for Mr. Neut.

     OPTION GRANTS AND EXERCISES

     The following tables set forth information with respect to grants of stock options during the year ended December 31, 2005 to the individuals named in the Summary Compensation Table above:

                              OPTION GRANTS IN 2005

                                                                             POTENTIAL REALIZABLE VALUE
                                       PERCENT OF                              AT ASSUMED ANNUAL RATES
                         NUMBER OF        TOTAL                                    OF STOCK PRICE
                         SHARES OF       OPTIONS                                  APPRECIATION FOR
                         UNDERLYING    GRANTED TO                                  OPTION TERM (2)
                          OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION   --------------------------
        NAME            GRANTED (1)       YEAR         PRICE       DATE             5%        10%
        ----            -----------   ------------   --------   ----------       -------   --------
William F. Coyro, Jr.          --           --           N/A          N/A        $    --   $     --
Larry W. Granger           10,000         1.76%        $9.83     12/13/15        $61,820   $156,665
Robert W. Gumber           10,000         1.76%        $9.83     12/13/15        $61,820   $156,665
James M. Hoen              10,000         1.76%        $9.83     12/13/15        $61,820   $156,665
Christoph A. Neut          10,000         1.76%        $9.83     12/13/15        $61,820   $156,665

(1) All of the options reflected in the table were granted under TechTeam's 2004 Incentive Stock and Awards Plan. Option exercise prices are at market price on the date of grant. These options vested immediately, but any stock acquired from the exercise of the options is restricted for two years following the date of the grant.

(2) Assumes rates of common stock price appreciation that are prescribed by the SEC and does not reflect TechTeam's estimates or projection of future common stock price.

           AGGREGATE OPTION EXERCISES IN 2005 AND YEAR-END VALUE TABLE


                                               EXERCISABLE   UNEXERCISABLE
                                                NUMBER OF      NUMBER OF         VALUE OF UNEXERCISED
                         SHARES                UNEXERCISED    UNEXERCISED      IN-THE-MONEY OPTIONS AT
                        ACQUIRED               OPTIONS AT      OPTIONS AT         DECEMBER 31, 2005
                           ON        VALUE    DECEMBER 31,    DECEMBER 31,   ---------------------------
         NAME           EXERCISE   REALIZED       2005            2005       EXERCISABLE   UNEXERCISABLE
         ----           --------   --------   ------------   -------------   -----------   -------------
William F. Coyro, Jr.    40,000    $150,500      115,000             --        $224,500       $    --
Larry W. Granger         10,000    $ 79,200       60,000         10,000        $112,400       $41,800
Robert W. Gumber          7,000    $ 35,700       32,000          7,000        $ 47,960       $29,260
James M. Hoen            16,500    $136,625       35,000          9,000        $ 49,910       $45,525
Christoph A. Neut        19,000    $163,455       34,000          9,000        $ 63,325       $45,525

     EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS

     On May 25, 2005, Dr. Coyro entered into a three-year employment and non-competition agreement (the "Agreement") with TechTeam that provided for his employment as President and Chief Executive Officer of the Company. The Agreement provided for a base annual salary of $360,000 per annum. The Agreement also provided that Dr. Coyro was entitled to bonuses under the Company's Annual Incentive Plan and Long-Term Incentive Plan. Under the Agreement, Dr. Coyro was entitled to receive an individual medical insurance policy, as well as other benefits made available to other employees and management of TechTeam. The Agreement also provided certain covenants by Dr. Coyro not to compete with TechTeam during the term of the Agreement and for two years thereafter. On November 4, 2005, the Company announced that the Board had engaged a search firm to find a replacement for Dr. Coyro. On February 3, 2006, Dr. Coyro ceased being President and Chief Executive Officer. On April 26, 2006, the Board terminated the Agreement for cause.

     Christoph Neut, Vice President of Sales and Marketing for Europe, Middle East, and Africa, is an employee of TechTeam Global NV/SA, the Company's Belgian subsidiary. Mr. Neut has an employment contract with TechTeam Global NV/SA that is similar in material aspects to the employment contracts for other employees of TechTeam Global NV/SA.

     On September 29, 2005, the Company entered into an employment contract with Robert W. Gumber, Vice President of Operations Europe, Middle East, and Africa. The contract provides that, from October 1, 2005 through December 31, 2006, Mr. Gumber will be employed as an expatriate in Belgium in the role of Vice President of Operations EMEA. Under the terms of the contract, Mr. Gumber will earn a base salary of $225,000 and will participate in the Company's Annual Incentive Plan and Long-Term Incentive Plan. As an expatriate, the Company will also pay additional compensation $5,000 per month for his expatriate services, as well as other benefits standard with expatriate service, including a housing allowance that is not to exceed 4,000 euros per month. Until December 31, 2006, Mr. Gumber can be terminated only for cause as defined in the agreement.

     All executive officers of TechTeam have entered into Employment Agreements Relating to Change of Control with TechTeam. These agreements provide these executives, in the event of their involuntary termination after a change-in-control, with (i) payments by TechTeam of 100% of his/her base annual salary, (ii) accelerated vesting of all unvested options to purchase common stock of TechTeam, (iii) employee benefits for an one-year period, and (iv) one year of company-paid outplacement services. "Change of Control" is defined in the agreement as (1) the sale of (a) all then outstanding shares of common stock of TechTeam or (b) 51% of outstanding voting securities of TechTeam entitled to vote generally in the election of the directors; or (2) the consummation of the sale or other disposition of all or substantially all of the assets or operations of TechTeam.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board establishes the compensation plans and specific compensation levels for all executive officers of TechTeam. Our philosophy for the Company's total compensation and equity incentive package is to promote the achievement of TechTeam's performance objectives, to ensure that the executive's interests are aligned with stockholders in promoting the success of TechTeam, and to provide compensation that attracts, retains and motivates superior executive personnel. We believe that compensation and equity incentives should be significantly influenced by performance. The Compensation Committee met nine (9) times during 2005.

EXECUTIVE COMPENSATION PROGRAM. TechTeam's executive compensation program consists of base salary, the Annual Incentive Plan, and the Long Term Incentive Plan.

BASE SALARY. The base salaries for executives are targeted at competitive market levels for their respective positions, levels of responsibility, their impact on TechTeam, and their knowledge and experience. Base salaries for executives are maintained at levels that the Compensation Committee believes, based upon its own judgment and external data, are competitive with other companies of comparable size and complexity.

ANNUAL INCENTIVE PLAN. The Committee believes executives should receive cash bonus incentives based upon the attainment of high levels of corporate performance during a fiscal year. The Executive Annual Incentive Plan ("AIP") provides for a cash bonus to executive management (including named executive officers and others) if certain performance metrics are reached. The metrics are operating income (operating income, as reported in the Company's periodic reports filed with the SEC), revenue, and individual objectives. Prior to the start of a fiscal year, the Board of Directors sets targets for the Company's operating income and revenue. Each officer's individual objectives are also set. If eighty percent of the operating income target is achieved, a bonus pool of 25% of the adjusted net income of the Company (reported net income before recognition of the expense and associated tax benefit of the bonus pool, less net interest income or expense and the associated tax effect of net interest income) is created. In 2005, each executive's target bonus was based on a percentage of the executive's annual salary, which varied from 45% for the President and Chief Executive Officer, 40% for the Chief Operating Officer, Vice Presidents of Sales and Operations, and the Chief Financial Officer, and 25% for other corporate officers. Each metric (operating income, revenue, and individual objectives) is allocated a percentage of the officer's potential total bonus. For example, executive officers' bonus is comprised of 60% from operating income, 20% from revenue, and 20% from individual objectives. If the Company's performance for operating income or revenue is exceeded, the respective portion of the bonus is increased as provided in the Plan.

Executives of the Company earned an AIP bonus in 2005, which was paid in March 2006. While the Company did not fully attain its operating income target, it exceeded its revenue target. Accordingly, executive bonuses were reduced from their target bonuses. The Committee determined that the individual performance of the Company's executive officers, other than CEO, warranted a bonus in excess of the amount that would have been paid under the terms of the AIP. The bonus amounts earned by the named executive officers are set forth in the Summary Compensation Table.

LONG TERM INCENTIVE PLAN. In December 2003, the Board approved a Long-Term Incentive Plan (the "LTIP"). Under the LTIP, awards of restricted stock are based upon the attainment of the Company's operating income (operating income, as reported in the Company's periodic reports filed with the SEC) targets for a rolling three-year period. If the operating income goals, in aggregate, have been met over the measured period, restricted stock will be granted to the executive in a percentage of base salary ranging from 30% for the President and Chief Executive Officer, 25% for the Chief Operating Officer, 20% for Vice Presidents of Sales and Operations and the Chief Financial Officer, and 15% for other corporate officers. If the operating income target, in aggregate, is exceeded for the measured period, the amount of restricted stock is increased by the percentage that aggregate operating income exceeded the aggregate target for the measured period. The restricted stock granted under the LTIP cannot be transferred and is subject to forfeiture unless the participant remains employed by the Company for five (5) years after the date of issuance. The amount of restricted stock awarded is determined by dividing the percentage of the executive's salary by the fair market value of the Company's common stock, as determined by the average closing price for thirty (30) trading days prior to the grant date.

The Company exceeded its aggregate operating income target for 2004 and 2005. Accordingly, executives of the Company earned, for the performance in 2005, an award of restricted stock in 2006. A total of 42,306 shares of restricted stock were awarded in March 2006.

Awards of performance stock may be awarded to participants for extraordinary individual achievement during the year, regardless of the Company's achievement of its annual goals. The performance stock granted under the LTIP cannot be transferred and is subject to forfeiture unless the participant remains employed by the Company for one (1) year after the date of issuance. No performance stock was awarded in 2005.

The Committee can also award non-qualified stock options under the LTIP for extraordinary achievements or as an employment incentive. In December 2005, the Committee determined to award nonqualified options to employees of the Company. Executive officers of the Company received an aggregate 90,000 stock options as part of this grant.

CHIEF EXECUTIVE COMPENSATION. The Compensation Committee annually reviews and approves the compensation of TechTeam's Chief Executive Officer. In May 2005, the Company entered into a three year employment contract with Dr. Coyro, under which Dr. Coyro's base salary from $330,000 to $360,000 based upon the Company's performance, his skills and experience, and the competitive salaries for comparable positions paid by companies of similar size. Based upon the Company's performance for 2005, Dr. Coyro was paid $73,397 under the AIP, which did not include any amount for Dr. Coyro's achievement of his individual objectives. Based upon the terms of the LTIP, Dr. Coyro received a restricted stock award in March 2006 of 11,137 shares.

COMPENSATION NOT QUALIFYING FOR TAX DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code provides, in general, that compensation to certain individual executives during any year in excess of $1 million is not deductible by a public company. The Committee believes that, given the range of salaries and number of stock options of executive officers, the $1 million threshold will not be reached by an executive officer of TechTeam in the near future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for tax deductibility might be. The Committee will assess this issue when it appears the threshold may be reached.

Respectfully Submitted,
G. Ted Derwa
Gregory C. Smith
Wallace D. Riley

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of TechTeam's financial statements, TechTeam's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of TechTeam's internal audit function and independent registered public accounting firm. The Audit Committee manages TechTeam's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from TechTeam for such advice and assistance.

     TechTeam's management is primarily responsible for TechTeam's internal control and financial reporting process. TechTeam's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of TechTeam's consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles, the effectiveness of TechTeam's internal control over financial reporting, and management's assessment of the internal control over financial reporting. The Audit Committee monitors TechTeam's financial reporting process and reports to the Board on its findings.

     In this context, the Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with TechTeam's management.

     2. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented.

     3. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees") and has discussed with the independent registered public accounting firm its independence.

     4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in TechTeam's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

     The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such report by reference therein.

Gregory C. Smith, Chair
Wallace D. Riley
Richard R. Widgren

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the past fiscal year, the Compensation Committee was comprised solely of non-employee directors. No member of the Compensation Committee was an officer or employee of TechTeam or any of its subsidiaries during the fiscal year 2005. None of the executive officers of TechTeam has served on the board of directors or on the compensation committees of any other entity of whose officers have served either on the Board of Directors or on the Compensation Committee of TechTeam.

           CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND LITIGATION

     From February 20, 2006 to April 23, 2006, the Company and a major customer were engaged in a pilot program testing software that is intended to evaluate and motivate help desk agents. The software is owned by an affiliate of Kim A. Cooper, the Chairman of the Board of the Company. The pilot program involved personnel of the Company but no significant out-of-pocket expense to the Company.

     As previously noted, on February 23, 2006, the Company was notified by Costa Brava of its intent to nominate seven directors to replace the Company's current Board of Directors. On February 27, 2006, TechTeam announced its intention to contest the slate of nominees proposed by Costa Brava (the contest between the two slates of nominees being the "Proxy Contest"). On or about January 24, 2006, Costa Brava filed suit against TechTeam in the Court of Chancery in the State of Delaware seeking access to certain of TechTeam's books and records. On May 4, 2006, the Company entered into a Settlement Agreement with Costa Brava ("Settlement Agreement") resolving the Proxy Contest and the litigation, which Costa Brava agreed to dismiss with prejudice after the Annual Meeting.

     Under the terms of the Settlement Agreement, the Company agreed to nominate four individuals from Costa Brava's slate of nominees: Kent Heyman, James A. Lynch, Alok Mohan, and Andrew R. Siegel. Mr. Siegel is Senior Vice President at Roark, Rearden & Hamot Capital Management LLC, an investment management firm that is the general partner of Costa Brava Partnership III, L.P., which owns 9.0% of the

Company's common stock. Further, pursuant to the Settlement Agreement, the Company agreed to reimburse Costa Brava up to $700,000 for their expenses incurred as a result of the Proxy Contest and its request to inspect the Company's books and records.

                                PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on TechTeam's common stock from January 1, 2000 through December 31, 2005 with that of the NASDAQ Stock Market -- U.S. Index (the "NASDAQ U.S. Index") and the NASDAQ Computer & Data Processing Services Stocks Index (the "NASDAQ Computer Index") over the same period. The graph assumes that the value of the investment in TechTeam's common stock, the NASDAQ U.S. Index, and the NASDAQ Computer Index was $100 on January 1, 2000 and that all dividends were reinvested.

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects TechTeam's forecast of future financial performance.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                               (PERFORMANCE GRAPH)

                                         TOTAL RETURN INDEX
                  ---------------------------------------------------------------
                  DEC 2000   DEC 2001   DEC 2002   DEC 2003   DEC 2004   DEC 2005
                  --------   --------   --------   --------   --------   --------
NASDAQ U.S.         100%        79%        55%        82%        89%        91%
NASDAQ COMPUTER     100%        81%        56%        73%        81%        83%
TECHTEAM GLOBAL     100%       140%       335%       315%       458%       453%

      The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy
   Statement into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under said Acts.

                  STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     The deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in TechTeam's proxy statement for its 2007 Annual Meeting of Stockholders is January 23, 2007. After April 7, 2007, notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 is considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for the 2007 Annual Meeting may exercise discretionary voting power with respect to any such proposal. Proposals should be mailed to TechTeam Global, Inc., to the attention of TechTeam's Secretary, Michael A. Sosin, 27335
W. 11 Mile Road, Southfield, Michigan, 48034.

                                  OTHER MATTERS

     Management of TechTeam knows of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares of common stock represented by proxy will be voted with respect thereto at the discretion of the persons voting them.

                                        By order of the Board of Directors


                                        /s/ Michael A. Sosin
                                        ----------------------------------------
                                        Michael A. Sosin
                                        Vice President, General Counsel,
                                        and Secretary

Dated: May 12, 2006

                              TECHTEAM GLOBAL, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 14, 2006
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    TECHTEAM GLOBAL, INC. AND WILL BE VOTED.

The undersigned hereby appoints William C. Brown and/or Marc J. Lichtman, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of TechTeam Global, Inc., a Delaware corporation (the "Company") to be held at the Townsend Hotel, 100 Townsend Street, Birmingham, Michigan at 10:00 a.m. E.D.T., June 14, 2006, and any adjournment(s) or postponement(s) thereof, and to vote all shares of stock of the Company standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at such meeting:

1.  Election of directors of the Company:
    Nominees: William C. Brown, Kent Heyman, John P. Jumper,
              James A. Lynch, Alok Mohan, James G. Roche,
              Andrew R. Siegel, and Richard R. Widgren.

       / / FOR all nominees listed above, except vote withheld from the following nominees (if any):

       / / WITHHOLD AUTHORITY to vote for all nominees listed above.

2.  Ratification of independent auditors for fiscal 2006:

       / / RATIFY the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm.

       / / REJECT the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm.


                                (Continues and to be signed on the reverse side)



3. In their discretion on such other matters as may properly come before the meeting.

    MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ELECTION OF THE DIRECTORS SET FORTH ABOVE AND TO RATIFY THE APPOINTMENT OF ERNST & Young LLP.

    This proxy card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the proposal(s).

    Copies of the Notice of Meeting dated May 12, 2006 and the Proxy Statement dated May 12, 2006 have been received by the undersigned.



                                        PLEASE DATE AND SIGN HERE

                                        Dated:  ________________________________

                                        Name:   ________________________________


                                        PLEASE DATE, SIGN, AND RETURN THIS PROXY
                                        IN THE ENCLOSED ENVELOPE PROMPTLY.


                                        / / Please check here if you plan to
                                            attend this meeting.